Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CANCELLATION OF "MASTERWORKS 151, LLC", FILED IN THIS OFFICE ON THE TWENTY-SEVENTH DAY OF DECEMBER, A.D. 2023, AT 11:40 O`CLOCK A.M.

Jeffrey W. Bullock, Secretary of State

6895762 8100
SR# 20234339274

Authentication: 204919125
Date: 12-27-23

CERTIFICATION OF CANCELLATION

OF

MASTERWORKS 151, LLC

December 27, 2023

The undersigned, an authorized representative of Masterworks 151, LLC, a Delaware limited liability company (the "**Company**"), hereby effects the cancellation of the Certificate of Formation of the Company (the "**Certificate**") pursuant to Limited Liability Company Act of the State of Delaware Section 18-801 and certifies as follows:

1. The name of the Company is Masterworks 151, LLC.

2. The date of filing of the Certificate in the Office of the Secretary of State of the State of Delaware was July 5, 2022.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Cancellation as of the date first written above.

Josh Goldstein

Name: Joshua B. Goldstein
Title: General Counsel, Secretary and Member of the Board of Managers

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:40 AM 12/27/2023
FILED 11:40 AM 12/27/2023
SR 20234339274 - File Number 6895762